Exhibit 10.1
December 21, 2007
Mr. Woodrin Grossman
4900 Riverbend Drive
Fort Worth, Texas 76109

Re:	Amendment to Employment Agreement by and between Odyssey HealthCare, Inc. (the “Company” or “we” or “us”) and Woodrin Grossman made and entered into effective as of January 16, 2006 (the “Employment Agreement”)
Dear Mr. Grossman:
     As you know, you and the Company are subject to the Employment Agreement, which sets forth the terms of your employment with us. In light of your announcement of your retirement from the Company, which will be effective as of the close of business on December 31, 2007, and your valued service to the Company, we and you wish to amend and supplement the Employment Agreement in certain respects as set forth in this letter agreement (this “Amendment”). We and you both acknowledge and agree that this Amendment is being made for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Each capitalized term used in this Amendment and not otherwise defined herein will have the meaning given to such term in the Employment Agreement.
1.	Notice of Termination and Date of Termination.
     The Employment Agreement is hereby amended and supplemented to provide that (i) this Amendment shall constitute a Notice of Termination for all purposes under the Employment Agreement and (ii) the term “Date of Termination,” as used in the Employment Agreement, shall mean December 31, 2007 in respect of the termination of your employment with the Company by reason of your announced retirement from the Company.
2.	Compensation Upon Retirement; Amendment of “Severance Period”.
     The Employment Agreement is hereby amended and supplemented to provide that by reason of your retirement from the Company, on the Date of Termination you shall become entitled to receive the same compensation and benefits pursuant to, and subject to the terms and conditions of, Section 5(c) of the Employment Agreement to which you would have become entitled if your employment were terminated by the Company without Cause (other than by reason of your death or Disability or a Non-Renewal) or by your resignation for Good Reason; provided, however, that, for purposes of your termination of employment by reason of your announced retirement from the Company, the term “Severance Period” as used in Section 5(c)(v) of the Employment Agreement is hereby amended to mean the period commencing on January 1, 2008 and ending as of the close of business on November 20, 2008.
3.	Amendment of Exhibit B.
a.	Exhibit B to the Employment Agreement is hereby amended and restated to read in its entirety as set forth in the attachment hereto which is marked Exhibit A.

b.	Any and all references in the Employment Agreement to the “Release” or to “Exhibit B” shall be a reference to Exhibit A of this Amendment.
4.	No Further Amendment.
     Except as specifically amended or supplemented in this Amendment, the Employment Agreement, and all of its terms and provisions, shall remain unchanged and in full force and effect.
5.	Governing Law.
     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS OF TEXAS OR ANY OTHER JURISDICTION, AND, WHERE APPLICABLE, THE LAWS OF THE UNITED STATES.
6.	Counterparts.
     This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart of this Amendment that has attached to it separate signature pages which together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original. Facsimile signatures shall constitute original signatures.
[SIGNATURE PAGE FOLLOWS]

     By signing and countersigning this Amendment in the appropriate space set forth below, we and you have agreed to be bound by the terms and conditions set forth herein effective as of the date first written above.

Sincerely, ODYSSEY HEALTHCARE, INC.

	By:	/s/ Robert A. Lefton

	Name:	Robert A. Lefton

	Title:	President and Chief Executive Officer

ACKNOWLEDGED AND AGREED BY EMPLOYEE:

/s/ Woodrin Grossman
Woodrin Grossman